Exhibit 4.1

Alexandria Real Estate Equities, Inc.
as Issuer,

Alexandria Real Estate Equities, L.P.
as Guarantor,

and

Wilmington Trust Company
as Trustee

INDENTURE
Dated as of January 17, 2007

$400,000,000 Principal Amount
3.70% Convertible Senior Notes due 2027

i

		Page
Section 10.07.	No Adjustment	62
Section 10.08.	Other Adjustments	63
Section 10.09.	Adjustments for Tax Purposes	63
Section 10.10.	Notice of Adjustment	63
Section 10.11.	Notice of Certain Transactions	64
Section 10.12.	Effect of Reclassifications, Consolidations, Amalgamations, Statutory Arrangements, Mergers, Binding Share Exchanges or Asset Sales on Conversion Privilege	64
Section 10.13.	Trustee’s Disclaimer	66
Section 10.14.	Rights Distributions Pursuant to Stockholders’ Rights Plans	66
Section 10.15.	Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection With Make-Whole Fundamental Changes	66
Section 10.16.	Increased Conversion Rate Applicable to Certain Securities Surrendered During Additional Interest Accrual Periods	69
Section 10.17.	Ownership Limit	69
ARTICLE XI LIST OF SECURITYHOLDERS AND REPORTS BY TRUSTEE AND COMPANY		69
Section 11.01.	Company to Furnish Trustee Names and Addresses of Holders	69
Section 11.02.	Preservation of Information; Communications to Holders	69
Section 11.03.	Reports by Trustee	70
ARTICLE XII THE SECURITYHOLDERS		70
Section 12.01.	Action by Securityholders	70
Section 12.02.	Proof of Execution by Securityholders	70
Section 12.03.	Absolute Owners	71
Section 12.04.	Company-owned Securities Disregarded	71
Section 12.05.	Revocation of Consents; Future Holders Bound	71
ARTICLE XIII MEETINGS OF THE SECURITYHOLDERS		72
Section 13.01.	Purposes for Which Meetings May Be Called	72
Section 13.02.	Call, Notice and Place of Meetings	72
Section 13.03.	Persons Entitled to Vote at Meetings	72
Section 13.04.	Quorum; Action	72
Section 13.05.	Determination of Voting Rights; Conduct and Adjournment of Meetings	73
Section 13.06.	Counting Votes and Recording Action of Meetings	73
ARTICLE XIV GUARANTY		74
Section 14.01.	Guaranty	74

v

INDENTURE

This Indenture, dated as of January 17, 2007, among Alexandria Real Estate Equities, Inc., a corporation duly organized and existing under the laws of the State of Maryland (the “Company”), and Alexandria Real Estate Equities, L.P., a Limited Partnership duly organized and existing under the laws of the State of Delaware (the “Guarantor”), each having its principal offices at 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101, and Wilmington Trust Company, a Delaware banking corporation (the “Trustee”), having its principal offices at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.

RECITALS:

WHEREAS, The Company and the Guarantor have each duly authorized the execution and delivery of this Indenture to provide for the future issuance of the Company’s senior debt securities to be known as its 3.70% Convertible Senior Notes due 2027 (the “Securities”), fully and unconditionally guaranteed (the “Guarantee”) by the Guarantor, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture.

WHEREAS, Each of the Company and the Guarantor have taken all actions necessary to make this Indenture a valid and legally binding agreement of the Company and the Guarantor, in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.          Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(A)          The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(B)           All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(C)           All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(D)          Unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles;

(E)           Unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(F)           The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 15.09 of this Indenture.

“Additional Interest” has the meaning specified in the Registration Rights Agreement (as defined below).

 “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

 “Agent” means any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent (as defined below) or co-Registrar or co-agent.

“Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

“Bid Solicitation Agent” means a Company-appointed agent that performs calculations as set forth in Section 10.01 hereof.

“Board” means either the board of directors of the Company or of the Guarantor or any duly authorized committee of each of those boards.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor to have been duly adopted by the applicable Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any place of payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that place of payment are authorized or obligated by law or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Closing Sale Price” on any date means the price of a share of Common Stock on such date, determined (i) on the basis of the closing sale price per share (or if no closing sale price per share is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the U.S. principal national or regional securities exchange on which the Common Stock is listed; or (ii) if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System; or (c) if not so reported, as reported by Pink Sheets LLC or a similar organization.  In the absence of a quotation, the Closing Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the common stock, $0.01 par value per share, of the Company, or such other Capital Stock of the Company into which the Company’s common stock is reclassified or changed.

“Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, amalgamation, statutory arrangement, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Conversion Price” means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.

“Conversion Rate” means the number of shares of Common Stock issuable upon conversion of a Security per $1,000 principal amount, which Conversion Rate shall initially be 8.4774 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Section 10.06 hereof.

“Corporate Trust Office” means the principal office of the Trustee at which, at any particular time its corporate trust business shall be administered.

“Corporation” means a corporation, association, company, joint-stock company, real estate investment trust or business trust.

“Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Default” means any event that is, or after the giving of notice or the passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03 of this Indenture.

“Depositary” means, with respect to Securities issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 2.07 of this Indenture.

“DTC” means The Depository Trust Company, its nominees and successors.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Global Security” means a Security that evidences all or part of the Securities and bears the legend set forth in Section 2.06 of this Indenture.

“Guarantor” means the Person named as the “Guarantor” in the first paragraph of this Indenture until a successor and/or additional Person(s) shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor and/or additional Person(s).

“Guaranty” has the meaning given in the Recitals hereof and as contemplated by Article XIV hereof.

“Holder” or “Securityholder” means a person in whose name a Security is registered on the register of the Registrar (as defined below).

“Indebtedness” of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in clauses (a) through (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in clauses (a) through (g).

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Purchasers” means UBS Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Interest Payment Date” means each July 15 and January 15 of each year beginning on July 15, 2007.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Issue Date” means January 17, 2007.

“Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change that occurs prior to the Maturity Date.

“Market Disruption Event” generally means either (i) a failure by the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or (ii) the occurrence or existence, prior to 1:00 p.m. on any day during which trading in the Common Stock generally occurs on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading, for an aggregate of at least thirty (30) minutes, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means January 15, 2027.

“Notice of Default” means a written notice of the kind specified in Section 5.01 hereof.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer (if any), the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by (i) the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer (if any), the President or a Vice President, and (ii) the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

“Offering Memorandum” means the confidential offering memorandum dated January 10, 2007, relating to the private placement of $400,000,000 aggregate principal amount of the Securities.

“Opinion of Counsel” means a written opinion of legal counsel reasonably acceptable to the Trustee, who may be counsel for the Company.

“outstanding,” when used with respect to Securities, and subject to the provisions of Section 12.04, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(i)            Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Securities, or portions thereof, (a) for the redemption or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company or the Guarantor) or (b) which shall have been otherwise discharged in accordance with Article VIII;

(iii)          Securities in lieu of which, or in substitution for which, other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.09; and

(iv)          Securities converted pursuant to Article X, and Securities paid or redeemed or repurchased pursuant to Article III.

“Over-Allotment Option” means the Initial Purchasers’ option to acquire up to $60,000,000 aggregate principal amount of additional Securities as provided for in the Purchase Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.09 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Purchase Agreement” means the Purchase Agreement dated January 10, 2007, among the Company, the Guarantor and the Initial Purchasers.

“Purchase Notice” means a Purchase Notice in the form set forth in the Securities.

“Record Date” with respect to the payment of interest of any Interest Payment Date has the meaning specified in Section 2.03 hereof.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture, which date shall be a Business Day.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registrar” have the meaning specified in Section 2.05 of this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement dated January 17, 2007 among the Company, the Guarantor and the Initial Purchasers.

“Regular Quarterly Cash Dividend” shall mean any regular quarterly cash dividend paid in a single quarterly installment or any combination of cash dividends paid in any calendar quarter that are designated by the Company pursuant to a resolution of the Board as being portions of the Company’s regular quarterly cash dividend and that are paid in lieu of a single regular quarterly cash dividend (provided, that, in the case of a regular quarterly cash dividend paid in portions, the aggregate amount of such portions is no greater than the regular quarterly cash dividend paid in the immediately preceding calendar quarter).

“Responsible Officer,” when used with respect to the Trustee, means any vice president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities” means the 3.70% Convertible Senior Notes due 2027 issued by the Company pursuant to this Indenture.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Company.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.03.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.  For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trading Day” generally means any day during which:  (i) trading in the Common Stock generally occurs on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading; (ii) there is no Market Disruption Event; and (iii) a closing sale price for the Common Stock is provided on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

“Trading Price” means, on any day, the average of the secondary market bid quotations for the Securities obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) principal amount of Securities at approximately 4:00 p.m., New York City time, on such day, from three (3) independent, nationally recognized securities dealers selected by the Company; provided, that if the Bid Solicitation Agent can reasonably obtain only two (2) such bids, then the average of such two (2) bids shall instead be used; provided further, that if the Bid Solicitation Agent can reasonably obtain only one (1) such bid, then such bid shall instead be used; provided further, that if, on a given date, the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for five million dollars ($5,000,000) principal amount of Securities from an independent, nationally recognized securities dealer, or if, in the reasonable, good faith judgment of the Board of the Company, the bid quotation or quotations that the Bid Solicitation Agent has obtained are not indicative of the secondary market value of the Securities, then, in each case, the Trading Price per $1,000 principal amount of Securities on such day shall be deemed to be equal to 98% of the product of the Closing Sale Price in effect on such day and the Conversion Rate in effect on such day.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date this instrument is executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment or as provided in Section 9.03 hereof, the Trust Indenture Act of 1939 as so amended.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02.          Other Definitions.

Term	Defined in Section
“Additional Interest Notice”	4.09
“Additional Securities”	2.01
“Agent Members”	2.06
“Aggregate Amount”	10.06
“Applicable Price”	10.15
“Asset Sale Control Change”	3.11
“Bankruptcy Law”	5.01
“BCF Make-Whole Cap”	10.15
“Benefited Party”	14.01
“Cash Settlement Averaging Period”	10.02
“Change in Control”	3.11
“Collective Election”	10.12
“Common Stock Legend”	2.06
“Conversion Agent”	2.05
“Conversion Date”	10.02
“Conversion Shares”	10.06
“Conversion Value”	10.01
“current market price”	10.06
“Custodian”	5.01
“Daily Conversion Value”	10.02
“Daily Net Shares”	10.02
“Daily Settlement Amount”	10.02
“Distribution Date”	10.06
“Effective Date”	10.15
“Event of Default”	5.01
“Ex Date”	10.06
“Expiration Date”	10.06
“Expiration Time”	10.06
“Extension Period”	10.01
“Fundamental Change”	3.11
“Fundamental Change Notice”	3.11
“Fundamental Change Repurchase Date”	3.11
“Fundamental Change Repurchase Price”	3.11
“Fundamental Change Repurchase Right”	3.11
“Global Security”	2.02

“Guaranty Obligations”	14.01
“Listed Stock Business Combination”	3.11
“Make-Whole Applicable Increase”	10.15
“Make-Whole Consideration”	10.15
“Make-Whole Conversion Period”	10.15
“Net Shares”	10.02
“Notice of Default”	5.01
“Option Repurchase Date”	3.09
“Option Repurchase Notice”	3.09
“Option Repurchase Price”	3.09
“Participants”	2.07
“Paying Agent”	2.05
“Physical Securities”	2.07
“Principal Return”	10.02
“record date”	10.06
“Redemption”	3.01
“Reference Dividend Amount”	10.06
“Reference Property”	10.12
“Relevant Date”	10.02
“Repurchase at Holder’s Option”	3.01
“Repurchase Upon Fundamental Change”	3.01
“Repurchased Shares”	10.06
“Restricted Securities”	2.06
“Restricted Securities Legend”	2.06
“Rights”	10.06
“Security Measurement Period”	10.01
“Spin-Off”	10.06
“Termination of Trading”	3.11
“Trading Price Condition”	10.01
“transfer”	2.06
“Trigger Event”	10.06
“Underlying Shares”	10.06
“Volume-Weighted Average Price”	10.02
“Voting Stock”	3.11

Section 1.03.          Incorporation by Reference of the Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder or a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any successor.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by Commission rule under the Trust Indenture Act and not otherwise defined herein have the meanings so assigned to them.

Section 1.04.          Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

ARTICLE II

THE SECURITIES

Section 2.01.          Designation, Amount and Issue of the Securities

The Securities shall be designated as “3.70% Convertible Senior Notes due 2027.” Upon the execution of this Indenture, and from time to time thereafter, Securities may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Securities upon a written order of the Company, such order signed by two Officers (an “Authentication Order”), without any further action by the Company hereunder.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited; provided that upon initial issuance, the aggregate principal amount of Securities outstanding shall not exceed $460,000,000 (including any issuance upon exercise of the Over-Allotment Option described in the Purchase Agreement), except as provided in Section 2.09.  The Company may, without the consent of the Holders of Securities, issue additional Securities (the “Additional Securities”) from time to time in the future with the same terms and the same CUSIP number as the Securities originally issued under this Indenture (the “Initial Securities”) in an unlimited principal amount, provided that such Additional Securities must be part of the same issue as and fungible with the Initial Securities for United States federal income tax purposes. The Initial Securities and any such Additional Securities will constitute a single series of debt securities, and in circumstances in which this Indenture provides for the Holders of Securities to vote or take any action, the Holders of Initial Securities and the Holders of any such Additional Securities will vote or take that action as a single class.

Section 2.02.          Form of Securities.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A and the notation of Guaranty shall be substantially in the form set forth in Exhibit B, each of which are incorporated in and form a part of this Indenture.  The terms and provisions contained in the form of Security attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or the National Association of Securities Dealers, Inc. in order for the Securities to be tradable on The PORTAL Market or as may be required for the Securities to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject.

So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.07, all of the Securities will be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Security”).  The transfer and exchange of beneficial interests in any such Global Security shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.07, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.

Any Global Security shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, exchanges, or transfers permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Registrar or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture.  Payment of principal of, interest on and premium, if any, on any Global Security shall be made to the Holder of such Security.

Section 2.03.          Date and Denomination of Securities; Payment of Interest.

The Securities shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Security shall be dated the date of its authentication and shall bear interest at the rate and from the date specified on the face of the form of Security attached as Exhibit A hereto.  Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Person in whose name any Security (or its Predecessor Security) is registered on the register of the Registrar (as defined below) at 5:00 p.m., New York City time, on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  Notwithstanding the foregoing, any Security or portion thereof surrendered for redemption during the period from 5:00 p.m., New York City time, on the Record Date for any Interest Payment Date to 5:00 p.m., New York City time, on the applicable Interest Payment Date must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being redeemed; provided, however, that no such payment need be made (1) if a Holder redeems its Securities in connection with a redemption and the Company has specified a Redemption Date that is after a Record Date and on or prior to the Business Day immediately succeeding such Interest Payment Date, (2) if a Holder redeems its Securities in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to such Interest Payment Date or (3) to the extent of any Defaulted Interest (as defined below), if any Defaulted Interest (as defined below) exists at the time of redemption with respect to such Security.  Interest shall be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee.  The Company shall pay interest (i) on any Securities in certificated form by check mailed to the address of the Person entitled thereto as it appears in the register of the Registrar (as defined below); provided, however, that a Holder of any Securities in certificated form in the aggregate principal amount of more than $5.0 million may specify by written notice to the Company that it pay interest by wire transfer of immediately available funds to the account specified by the Securityholder in such notice, or (ii) on any Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee.  If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.  The term “Record Date” with respect to any Interest Payment Date shall mean the July 1 or January 1 preceding the applicable July 15 or January 15 Interest Payment Date, respectively.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any July 15 or January 15 or the date of any other interest payment specified under this Indenture (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Securityholder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Company as provided in the paragraph below.  Interest shall accrue on unpaid Defaulted Interest at an annual rate of 1.0% above the then applicable interest rate from and including the date that such Defaulted Interest arises until such Defaulted Interest is either paid by the Company as provided in the following paragraph or paid by application of money collected in accordance with Section 5.06 hereof.

The Company shall make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at 5:00 p.m., New York City time, on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall be not less than twenty-five (25) calendar days after the receipt by the Trustee of such notice), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the register of the Registrar, not less than ten (10) calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at 5:00 p.m., New York City time, on such Special Record Date.

Section 2.04.          Execution of Securities.

The Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signature of an Officer.  Only such Securities as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Security attached as Exhibit A hereto, executed manually by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 6.15), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer who shall have signed any of the Securities shall cease to be such Officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such Officer, and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper Officers, although at the date of the execution of such Security any such person was not such an Officer.

Section 2.05.          Registrar, Paying Agent and Conversion Agent.

The Company shall maintain, or shall cause to be maintained, (i) an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency where Securities may be presented for conversion (“Conversion Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf.  The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints DTC to act as Depositary with respect to the Global Securities.

The Company initially appoints the Trustee as Paying Agent, Bid Solicitation Agent, Registrar and Conversion Agent.

Section 2.06.          Restrictions on Transfer.

Every Security (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.06 to bear the legend set forth in this Section 2.06 (the “Restricted Securities Legend”), and any Common Stock that bears or is required under this Section 2.06 to bear the Common Stock legend set forth in this Section 2.06 (the “Common Stock Legend”) (collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06 (including those set forth in the legends below) unless such restrictions on transfer shall be waived by written consent of the Company, with written notice thereof to the Trustee, and the Holder of each such Restricted Security, by such Security Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.06, the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the Maturity Date for the Securities any certificate evidencing a Restricted Security shall bear a legend in substantially the following form, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY

EVIDENCED HEREBY, EXCEPT (A) TO ALEXANDRIA REAL ESTATE EQUITIES, INC. OR A SUBSIDIARY OF ALEXANDRIA REAL ESTATE EQUITIES, INC.; OR (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE).

Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing any stock certificate representing Common Stock issued upon exchange of any Security, shall bear a Common Stock Legend unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO ALEXANDRIA REAL ESTATE EQUITIES, INC. OR A SUBSIDIARY OF ALEXANDRIA REAL ESTATE EQUITIES, INC.; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of Common Stock, which shall not bear the Common Stock Legend required by this Section 2.06.

(A)          By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restricted Securities Legend and agrees that it will transfer such Security only as provided in this Indenture and as permitted by applicable law.

(B)           Any Restricted Securities purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Securities or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(C)           The Trustee shall have no responsibility or obligation to any members of, or participants in, the Depositary (“Agent Members”) or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Members or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Securityholders and all payments to be made to Securityholders under the Securities shall be given or made only to or upon the order of the registered Securityholders (which shall be the Depositary or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the customary procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.          Book-Entry Provisions for and Restrictions on Transfer and Exchange of Global Securities.

(A)          The Global Securities initially shall (i) be deposited with, on or behalf of, DTC, (ii) be registered in the name of DTC’s nominee, Cede & Co., (iii) be delivered to the Trustee as custodian for DTC, and (iv) bear the following legend, as well as, to the extent applicable, the restricted securities legend set forth in Section 2.06:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE.

Members of, or participants in, DTC (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under the Global Security, and so long as DTC or its nominee, as the case may be, is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever, and the beneficial owners of the Securities will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or its nominee, as the case may be, or impair, as between DTC and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(B)           Transfers of Global Securities shall be limited to transfers in whole, but not in part, to DTC, its successors or their respective nominees.  In addition, physical securities shall be transferred to all beneficial owners, as identified by DTC, in exchange for their beneficial interests in Global Securities (the “Physical Securities”) only if (i) DTC notifies the Company that DTC is unwilling or unable to continue as depositary for any Global Security (or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from DTC to issue Physical Securities, or (iii) the Company, in its sole discretion, determines at any time that the Securities shall no longer be represented by a Global Security.  In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Securities in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the Securities in certificated form registered in its name.  Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

(C)           In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.07(B) hereof, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon receipt of an Authentication Order from the Company authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(D)          The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(E)           Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.07(B) hereof, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Section 2.08.          Ranking

The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time, including any Additional Securities, constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.

Section 2.09.          Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee, upon receipt of an Authentication Order, shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.10.          [RESERVED].

Section 2.11.          Cancellation of Securities.

All Securities surrendered for the purpose of payment, redemption, repurchase, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent, which shall initially be the Trustee, or any Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of such canceled Securities in accordance with its customary procedures.  If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.12.          CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE III

REDEMPTION AND REPURCHASE

Section 3.01.          Redemption and Repurchase.

(A)          (i) Redemption of the Securities at the Company’s option, as permitted by this Indenture, shall be made in accordance with paragraphs 6 and 7 of the Securities (a “Redemption”), (ii) repurchases at the Holder’s option, as permitted by this Indenture, shall be made in accordance with paragraph 8 of the Securities (a “Repurchase at Holder’s Option”) and (iii) repurchases upon a Fundamental Change, as permitted by this Indenture, shall be made in accordance with paragraph 9 of the Securities (a “Repurchase Upon Fundamental Change”), in each case in accordance with the applicable provisions of this Article III.

(B)           The Company will comply with all federal and state securities laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this Article III.

(C)           The Company shall not have the right to redeem any Securities prior to January 15, 2012, except to preserve the Company’s qualification as a real estate investment trust.  If, at any time, the Company determines that it is necessary to redeem the Securities in order to preserve the Company’s qualification as a real estate investment trust, the Company may redeem all or any part of the Securities at a Redemption Price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities redeemed plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.  In such case, the Company shall provide the Trustee with an Officers’ Certificate evidencing that the Board of the Company has, in good faith, made the determination that it is necessary to redeem the Securities in order to preserve the Company’s qualification as a real estate investment trust, on which the Trustee may conclusively rely.

The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after January 15, 2012, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.  In no event shall any Redemption Date be a legal holiday; provided further, that if the Redemption Date with respect to a Security is after a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Security at the close of business on such record date, and the Redemption Price shall not include any accrued or unpaid interest.

(D)          Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

Section 3.02.          Notices to Trustee.

If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee of the Redemption Date, the applicable provision of this Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Securities to be redeemed, which notice shall be provided to the Trustee by the Company at least fifteen (15) days prior to the mailing, in accordance with Section 3.04 hereof, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee).

Section 3.03.          Selection of Securities to Be Redeemed.

If the Company has elected to redeem less than all the Securities pursuant to paragraph 6 of the Securities, the Trustee shall, promptly after receiving the notice specified in Section 3.02 hereof, select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate.  The Trustee shall make such selection from Securities then outstanding and not already to be redeemed by virtue of having been previously called for Redemption.  The Trustee may select for Redemption portions of the principal amount of Securities that have denominations larger than $1,000 principal amount.  Securities and portions of them the Trustee selects for Redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount.  The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.

The Registrar need not register the transfer of or exchange any Securities that have been selected for Redemption, except the unredeemed portion of the Securities being redeemed in part.

Section 3.04.          Notice of Redemption.

At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail, or cause to be mailed, by first-class mail a notice of Redemption to each Holder whose Securities are to be redeemed, at the address of such Holder appearing in the register of the Registrar.  The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed pursuant to the Redemption and shall state:

(i)            the Redemption Date;

(ii)           the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date;

(iii)          the Conversion Rate and the Conversion Price;

(iv)          the names and addresses of the Paying Agent and the Conversion Agent;

(v)           that the right to convert the Securities called for Redemption will terminate at the close of business on the last Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption;

(vi)          that Holders who want to convert Securities must satisfy the requirements of Article X hereof;

(vii)         the paragraph of the Securities pursuant to which the Securities are to be redeemed;

(viii)        that Securities called for Redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, payable as herein provided upon Redemption;

(ix)           that, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption (including, where the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, the payment, on such interest payment date, of accrued and unpaid interest to, but excluding, such interest payment date to the Holder of record at the close of business on such record date), interest on Securities called for Redemption ceases to accrue on and after the Redemption Date, except as otherwise provided herein, such Securities will cease to be convertible after the close of business on the last Business Day immediately preceding the Redemption Date, and all rights of the Holders of such Securities shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Securities and in accordance with this Indenture, the amounts due hereunder on such Securities upon Redemption (and the rights of the Holder(s) of record of such Securities to receive, on the applicable interest payment date, accrued and unpaid interest in accordance herewith in the event the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date); and

(x)            the CUSIP number or numbers, as the case may be, of the Securities.

The right, pursuant to Article X hereof, to convert Securities called for Redemption shall terminate at the close of business on the last Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption.

At the Company’s request, the Trustee shall mail the notice of Redemption in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.

Section 3.05.          Effect of Notice of Redemption.

Once notice of Redemption is mailed, Securities called for Redemption become due and payable on the Redemption Date at the consideration set forth herein, and, on and after such Redemption Date (unless there shall be a Default in the payment of such consideration), except as otherwise provided herein, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive such consideration upon surrender of such Securities to the Paying Agent.

If any Security shall not be fully and duly paid in accordance herewith upon Redemption, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X hereof.

Notwithstanding anything herein to the contrary, the Company shall not redeem any Securities on any date if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded on or prior to Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Securities).

Section 3.06.          Deposit of Redemption Price.

Prior to 11:00 A.M., New York City time on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) money, in funds immediately available on the Redemption Date, sufficient to pay the consideration payable as herein provided upon Redemption on all Securities to be redeemed on that date.  The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

Section 3.07.          Payment of Securities Called for Redemption by the Company.

If notice of redemption has been given as provided in Section 3.02, the Securities or portion of Securities with respect to which such notice has been given shall, unless exchanged pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Company shall default in the payment of the Redemption Price, interest on the Securities or portion of Securities so called for redemption shall cease to accrue on and after the Redemption Date and, after 5:00 p.m., New York City time, on the last Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to be convertible pursuant to this Indenture and, except as provided in Section 4.03, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof.  On presentation and surrender of such Securities at a place of payment specified in said notice, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Securities so presented.

Section 3.08.          Securities Redeemed in Part.

Any Security to be submitted for Redemption only in part shall be delivered pursuant to Section 3.04 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Redemption.

If any Security selected for partial Redemption is converted in part, the principal of such Security subject to Redemption shall be reduced by the principal amount of such Security that is converted.

Section 3.09.          Repurchase of Securities at Option of the Holder.

(A)          At the option of the Holder thereof, Securities (or portions thereof that are integral multiples of $1,000 in principal amount) shall be purchased by the Company pursuant to paragraph 8 of the Securities on each of January 15, 2012, January 15, 2017 and January 15, 2022 (each, a “Option Repurchase Date”), at a purchase price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or such portions thereof) to be so purchased (the “Option Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Repurchase Date (provided, that such accrued and unpaid interest shall be paid to the Holder of record of such Securities at the close of business on the record date immediately preceding such Option Repurchase Date), upon:

(i)            delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Repurchase Notice, by such Holder, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Repurchase Date until the close of business on the Business Day immediately preceding the applicable Option Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(a)           the certificate number(s) of the Securities which the Holder will deliver to be purchased, if such Securities are in certificated form;

(b)           the principal amount of Securities to be purchased, which must be $1,000 or an integral multiple thereof; and

(c)           that such principal amount of Securities are to be purchased by the Company as of the applicable Option Repurchase Date pursuant to the terms and conditions specified in paragraph 8 of the Securities and in this Indenture; and

(ii)           delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Repurchase Notice, at any time after delivery of such Purchase Notice, of such Securities (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Option Repurchase Price therefor plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase at Holder’s Option (provided, however, that the Holder of record of such Securities on the record date immediately preceding such Option Repurchase Date need not surrender such Securities in order to be entitled to receive, on the Option Repurchase Date, the accrued and unpaid interest due thereon).

If such Securities are held in book-entry form through DTC, the Purchase Notice shall comply with applicable procedures of DTC.

Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.09(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Option Repurchase Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.09(B)(vii) hereof.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B)           The Company shall give notice (the “Option Repurchase Notice”) on a date not less than twenty (20) Business Days prior to each Option Repurchase Date to each Holder at its address shown in the register of the Registrar and to each beneficial owner as required by applicable law.  Such notice shall state:

(i)            the Option Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, such Option Repurchase Date and the Conversion Rate;

(ii)           the names and addresses of the Paying Agent and the Conversion Agent;

(iii)          that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X hereof only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of such Option Repurchase Price or in accrued and unpaid interest, if any, payable as herein provided upon Repurchase at Holder’s Option;

(iv)          that Securities must be surrendered to the Paying Agent to collect payment of the Option Repurchase Price plus (if such Holder was the Holder of record of the applicable Security at the close of business on the record date immediately preceding the Option Repurchase Date) accrued and unpaid interest, if any, payable as herein provided upon Repurchase at Holder’s Option;

(v)           that the Option Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the later of such Option Repurchase Date or the time of delivery of the Security as described in clause (iv) above; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Security at the close of business on the record date immediately preceding such Option Repurchase Date;

(vi)          the procedures the Holder must follow to exercise rights under this Section 3.08 (including the name and address of the Paying Agent) and a brief description of those rights;

(vii)         that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent) or the Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Option Repurchase Date pursuant to a Repurchase at Holder’s Option, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.09, which amount must be $1,000 or an integral multiple thereof;

(viii)        that, except as otherwise provided herein, on and after the applicable Option Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Repurchase at Holder’s Option), interest on Securities subject to Repurchase at Holder’s Option will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon a Repurchase at Holder’s Option; and

(ix)           the CUSIP number or numbers, as the case may be, of the Securities.  At the Company’s request, the Trustee shall mail such Option Repurchase Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Option Repurchase Notice shall be prepared by the Company.

No failure of the Company to give an Option Repurchase Notice shall limit any Holder’s right to exercise its rights to require the Company to purchase such Holder’s Securities pursuant to a Repurchase at Holder’s Option.

(C)           Subject to the provisions of this Section 3.09, the Company shall pay, or cause to be paid, the Option Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Repurchase Date, with respect to each Security subject to Repurchase at Holder’s Option to the Holder thereof as promptly as practicable, but in no event later than the later of the applicable Option Repurchase Date and the time such Security (together with all necessary endorsements) is surrendered to the Paying Agent; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Security at the close of business on the record date immediately preceding such Option Repurchase Date.

(D)          Prior to 11:00 A.M., New York City time on the applicable Option Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) money, in funds immediately available on the applicable Option Repurchase Date, sufficient to pay the Option Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Repurchase Date, of all of the Securities that are to be purchased by the Company on such Option Repurchase Date pursuant to a Repurchase at Holder’s Option.  The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(E)           Once the Purchase Notice has been duly delivered in accordance with this Section 3.09, the Option Repurchase Price, plus accrued and unpaid interest, if any, relating to the Securities to be purchased pursuant to the Repurchase at Holder’s Option shall, on the applicable Option Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Repurchase at Holder’s Option), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the such consideration.

(F)           Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.09 may be converted pursuant to Article X hereof, if otherwise convertible in accordance with Article X hereof, only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of the consideration payable as herein provided upon a Repurchase at Holder’s Option.

(G)           If the Option Repurchase Price, plus accrued and unpaid interest (to the extent specified in clause (C) above) with respect to any Security subject to Repurchase at Holder’s Option shall not be paid in accordance herewith, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X hereof.

(H)          Any Security which is to be submitted for Repurchase at Holder’s Option only in part shall be delivered pursuant to this Section 3.09 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Repurchase at Holder’s Option.

(I)            Notwithstanding anything herein to the contrary, no Securities shall be purchased by the Company at the option of the Holders on any Option Repurchase Date if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such Option Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Option Repurchase Price with respect to such Securities).  The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such acceleration.

(J)            Notwithstanding anything herein to the contrary, if the option granted to Holders to require the purchase of the Securities on the applicable Option Repurchase Date is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

Section 3.10.          [RESERVED]

Section 3.11.          Repurchase at Option of Holder Upon a Fundamental Change.

(A)          In the event any Fundamental Change (as defined below) shall occur, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change Repurchase Date shall be no later than thirty-five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice (as defined below) is mailed in accordance with Section 3.11(B) hereof, at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased (the “Fundamental Change Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, upon:

(i)            delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(a)           the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are in certificated form;

(b)           the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(c)           that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in paragraph 9 of the Securities and in this Indenture; and

(ii)           delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

If such Securities are held in book-entry form through DTC, the Purchase Notice shall comply with applicable procedures of DTC.

Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.11(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.11(B)(xi) hereof.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(B)           Within twenty (20) Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof.  The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall cause a copy to be published at the expense of the Company in The New York Times or The Wall Street Journal or another newspaper of national circulation.

Each Fundamental Change Notice shall state:

(i)            the events causing the Fundamental Change;

(ii)           the date of such Fundamental Change;

(iii)          the Fundamental Change Repurchase Date;

(iv)          the last date by which the Fundamental Change Repurchase Right must be exercised;

(v)           the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date;

(vi)          the names and addresses of the Paying Agent and the Conversion Agent;

(vii)         a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii)        that, in order to exercise the Fundamental Change Repurchase Right, the Securities must be surrendered for payment of the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change;

(ix)           that the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event more than the later of such Fundamental Change Repurchase Date and the time of delivery of the Security (together with all necessary endorsements) as described in clause (viii) above; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date;

(x)            that, except as otherwise provided herein, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Fundamental Change;

(xi)           that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.11, which amount must be $1,000 or an integral multiple thereof;

(xii)          the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xiii)         that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article X hereof only if such Purchase Notice has been withdrawn in accordance with this Section 3.11 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change; and

(xiv)        the CUSIP number or numbers, as the case may be, of the Securities.  At the Company’s request, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right.

(C)           Subject to the provisions of this Section 3.11, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time such Security is surrendered to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

(D)          Prior to 11:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change.  The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(E)           Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.11, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, relating to the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.

(F)           Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.11 may be converted pursuant to Article X hereof, if otherwise convertible in accordance with Article X hereof, only if such Purchase Notice has been withdrawn in accordance with this Section 3.11 or if there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change.

(G)           If the Fundamental Change Repurchase Price, plus accrued and unpaid interest (to the extent provided in clause (C) above) with respect to any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article X hereof.

(H)          Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.11 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee upon receipt of an Authentication Order shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(I)            Notwithstanding anything herein to the contrary, no Securities shall be repurchased by the Company at the option of the Holders upon a Fundamental Change pursuant to this Section 3.11 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities).  The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such acceleration.

(J)            Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.

(K)          As used herein and in the Securities, a “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”

(i)            A “Change in Control” shall be deemed to have occurred at such time as:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total outstanding voting power of all classes of Common Stock entitled to vote generally in the election of directors (“Voting Stock”); or

(b)           there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company or the Guarantor to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (such an event, an “Asset Sale Control Change”); or

(c)           the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless either:

(1)           the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or

(2)           at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Securities, upon conversion, will be convertible into cash and, if applicable, solely such common stock and associated rights (such a consolidation or merger that satisfies the conditions set forth in this clause (2), a “Listed Stock Business Combination”); or

(d)           the following persons cease for any reason to constitute a majority of the Company’s Board:

(1)           individuals who on the Issue Date constituted the Company’s Board; and

(2)           any new directors whose election to the Company’s Board or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

(e)           the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

(ii)           A “Termination of Trading” shall be deemed to occur if the Common Stock (or other common stock into which the Securities are then convertible) is no longer listed for trading on a U.S. national securities exchange.

ARTICLE IV

COVENANTS

Section 4.01.          Payment of Principal, Premium and Interest

The Company covenants and agrees for the benefit of each of the Securities that it will duly and punctually pay the principal of and any premium and interest on those Securities in accordance with the terms of the Securities and this Indenture.

Section 4.02.          Maintenance of Office or Agency.

The Company will maintain in each place of payment for any Securities an office or agency where those Securities may be presented or surrendered for payment, where those Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each place of payment for the Securities for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.          Money for Securities Payments to be Held in Trust

If the Company shall at any time act as its own Paying Agent with respect to any Securities, it will, on or before each due date of the principal of or any premium or interest on any of those Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any Securities, it will, prior to each due date of the principal of or any premium or interest on any of those Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent (other than the Trustee) for any Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon those Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of those Securities.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each Holder or published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.04.          [RESERVED].

Section 4.05.          Statement by Officers as to Default.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and qualification thereof of which they may have knowledge.  The Company will also deliver to the Trustee, promptly after an officer of the Company becomes aware of the occurrence of any Event of Default, an Officers’ Certificate setting forth the nature and status of such Event of Default and, if then formulated, the action that the Company proposes to take with respect thereto.

Section 4.06.          Rule 144A Information Requirement.

If so required by Rule 144A the Company will promptly furnish to the Holders, beneficial owners and prospective purchasers of the Securities and of any Common Stock delivered upon exchange of the Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of the Securities and the Common Stock pursuant to Rule 144A.

Section 4.07.          SEC Report and Report to Trustee.

The Company shall deliver to the Trustee, no later than the time such report is required to be filed with the Commission pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the Commission; and provided further, each such report will be deemed to be so delivered to the Trustee if the Company files such report with the Commission through the Commission’s EDGAR database no later than the time such report is required to be filed with the Commission pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act).  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and, upon request, any Holder, within the time period that the Company would have been required to file such reports with the Commission (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company’s certified independent public accountants as such would be required in such reports filed with the Commission and, in each case, together with a management’s discussion and analysis of financial condition and results of operations which would be so required.  The Company also shall comply with the other provisions of Trust Indenture Act § 314(a).  Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificates).

In addition, the Company shall regularly furnish to the Trustee copies of its annual report to stockholders, containing audited financial statements, and any other financial reports which the Company furnish to its stockholders.

Section 4.08.          Corporate Existence.

Subject to Section 7.01 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and of each Subsidiary, and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the good faith judgment of the executive management of the Company (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.

Section 4.09.          Additional Interest Notice.

In the event that the Company is required to pay Additional Interest to Holders of Securities pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days prior to the proposed interest payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such interest payment date.  The Trustee shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

Section 4.10.          [RESERVED].

Section 4.11.          Further Instruments and Acts.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01.          Events of Default.

An “Event of Default” occurs if:

(i)            the Company fails to pay the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, upon, on an Option Repurchase Date with respect to a Repurchase at Holder’s Option, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise;

(ii)           the Company fails to pay an installment of interest on any Security when due, if such failure continues for thirty (30) days after the date when due;

(iii)          the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto;

(iv)          the Company fails to timely provide a Fundamental Change Notice or an Option Repurchase Notice, as required by the provisions of this Indenture, or fails to timely provide any notice pursuant to, and in accordance with, Section 10.15(D) hereof;

(v)           the Company fails to comply with any other term, covenant or agreement set forth in the Securities, this Indenture or the Guaranty if the failure is not cured within sixty (60) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding;

(vi)          the Company, the Guarantor or any of their Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of fifty million dollars ($50,000,000) or more, which default results in the acceleration of Indebtedness of the Company, the Guarantor or any of their Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within ten (10) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;

(vii)         the Company, the Guarantor or any of their Subsidiaries fails, within thirty (30) days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds fifty million dollars ($50,000,000), which are not stayed on appeal;

(viii)        the Company, the Guarantor or any of their Significant Subsidiaries, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(A)          commences a voluntary case,

(B)           consents to the entry of an order for relief against it in an involuntary case,

(C)           consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)          makes a general assignment for the benefit of its creditors; or

(ix)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)          is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries insolvent or bankrupt,

(B)           appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company or any such Significant Subsidiary, as the case may be, or

(C)           orders the winding up or liquidation of the Company or any of its Significant Subsidiaries, and, in the case of each of clauses (A), (B) and (C) of this Section 5.01(ix), the order or decree remains unstayed and in effect for at least sixty (60) consecutive days.

(x)            the Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Guaranty and this Indenture) or is declared null and void and unenforceable or found to be invalid or the Guarantor denies its liability under the Guarantee (other than by reason of release of the Guarantor from the Guaranty in accordance with the terms of this Indenture and the Guarantee).

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

For the avoidance of doubt, a Default under clause (v) above is not an Event of Default until (I) the Trustee notifies the Company in writing, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (II) the Default is not cured within sixty (60) days after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”  If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so.  When a Default is cured, it ceases to exist for all purposes under this Indenture.

Section 5.02.          Acceleration.

If an Event of Default (excluding an Event of Default specified in Section 5.01(viii) or (ix) hereof with respect to the Company (but including an Event of Default specified in Section 5.01(viii) or (ix) hereof solely with respect to a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by written notice to the Company and the

Trustee, may declare the Securities to be due and payable.  Upon such declaration, the principal of, and any premium and accrued and unpaid interest on, all Securities shall be due and payable immediately.  If an Event of Default specified in Section 5.01(viii) or (ix) hereof with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 5.01(viii) or (ix) hereof solely with respect to a Significant Subsidiary of the Company) occurs, the principal of, premium, if any, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 6.08 hereof have been paid.

Section 5.03.          Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(A)          default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(B)           default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the amounts owed to the Trustee, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.          Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding.  In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.08.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.08 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05.          Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06.          Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 6.08;

SECOND:  In case the principal of the outstanding Securities shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the Securities in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 2.03 hereof, such payments to be made ratably to the Persons entitled thereto;

THIRD:  In case the principal of the outstanding Securities shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Securities for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of accrued and unpaid interest, as provided in Section 2.03 hereof, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

FOURTH:  To the Person entitled to receive the same; if no other Person shall be entitled thereto, then to the Company, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

Section 5.07.          Limitation on Suits.

Except as provided in Sections 5.08 and 5.10 hereof, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(i)            the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)           the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii)          such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy;

(iv)          the Trustee fails to comply with the request within sixty (60) days after receipt of such notice, request and offer of indemnity; and

(v)           during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.

The limitations set forth above do not apply to a suit by any Holder to enforce:

(i)            the payment of any amounts due on that Holder’s Securities after the applicable due date; or

(ii)           the right to convert that Holder’s Securities in accordance with this Indenture.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

Section 5.08.          Rights of Holders to Convert Securities.

Notwithstanding any other provision of this Indenture, the right of any Holder to convert the Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

Section 5.09.          Notice of Defaults.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received written notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

Section 5.10.          Unconditional Rights of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 2.03 hereof) interest on such Security on the Maturity Date (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.11.          Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.12.          Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.13.          Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.14.          Control by Holders.

The Holders of a majority in aggregate principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

(A)          such direction shall not be in conflict with any rule of law or with this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders and the Securities or that may involve the Trustee in personal liability, and

(B)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.15.          Waiver of Past Defaults.

Subject to Section 5.10 of this Article V and Section 9.02 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by written notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Security, or in the payment of the Redemption Price, the Option Repurchase Price or the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Redemption, Repurchase at Holder’s Option or Repurchase Upon Fundamental Change), (B) a Default or Event of Default arising from a failure by the Company to convert any Securities in accordance with this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 9.02 hereof, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.  When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture.  This Section 5.15 shall be in lieu of Trust Indenture Act § 316(a)(1)(B), and, as permitted by the Trust Indenture Act, Trust Indenture Act § 316(a)(1)(B) is hereby expressly excluded from this Indenture.

Section 5.16.          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, a suit by a Holder of a Security pursuant to Section 5.08 and Section 5.10 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

Section 5.17.          Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

Section 6.01.          Certain Duties and Responsibilities.

The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act.  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02.          Reliance on Documents, Opinions, etc

Except as otherwise provided in Section 6.01:

(A)          the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(B)           any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(C)           the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;

(D)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholder pursuant to the provisions of this Indenture, unless such Securityholder shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(E)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(F)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(G)           the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(H)          the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Conversion Agent or Bid Solicitation Agent), and each agent, custodian and other Person employed to act hereunder;

(I)            the Trustee may request that the Company and the General Partner deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(J)            any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty;

(K)          whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(L)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board may be sufficiently evidenced by a Board Resolution;

(M)         in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(N)          the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

Section 6.03.          [RESERVED].

Section 6.04.          [RESERVED].

Section 6.05.          Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.06.          May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of the Securities and, subject to Sections 6.09 and 6.14 hereof, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

Section 6.07.          Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.08.          Compensation, Reimbursement and Indemnification.

The Company agrees:

(a)           to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall have been caused by its own negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable decision; and

(c)           to fully indemnify the Trustee for, and to hold it harmless against, any loss, liability, claim, damage or expense incurred without negligence or willful misconduct on its part, as determined by a court of competent jurisdiction in a final non-appealable decision, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations in this Section 6.08, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(viii) or (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The benefits of this Section shall survive the termination of the Indenture and resignation or removal of the Trustee.

Section 6.09.          Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture, or apply to the SEC for permission to continue to act as Trustee, to the extent permitted by the Trust Indenture Act.  To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture and being a trustee another indenture between the Company and the Trustee.

Section 6.10.          Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder, which may be Trustee hereunder for the Securities.  Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.11.          Resignation and Removal; Appointment of Successor.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.12.

The Trustee may resign at any time by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the outstanding Securities, delivered to the Trustee and to the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.12 shall not have been delivered to the Trustee within 30 days after such removal, the retiring Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time:

(a)           the Trustee shall fail to comply with Section 6.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(b)           the Trustee shall cease to be eligible under Section 6.10 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(c)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 5.16 hereof, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for or the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 6.12.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.12, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.12, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in this Section 6.11.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.12.          Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.13.          Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.14.          Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.15.          Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate the Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.09 hereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 15.02 to all Holders of Securities with respect to which such Authenticating Agent will serve.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.  If an appointment with respect the Securities is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities designated therein referred to in the within-mentioned Indenture.

As Trustee

By

Authorized Signatory

As Authenticating Agent

By

Authorized Signatory

ARTICLE VII

CONSOLIDATION, MERGER AND SALES OF ASSETS

Section 7.01.          Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge with or into any other Person, or sell, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets to any Person (including pursuant to a statutory arrangement), whether in a single transaction or series of related transactions, unless (i) the Person formed by such consolidation or into which the Company is merged or the Person that leases or acquires, by sale, transfer, conveyance or otherwise, all or substantially all of the property or assets of the Company expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and any supplement or amendment to this Indenture then in effect with respect to any Securities; (ii) immediately after giving effect to such transaction or series of transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) the Person formed by such consolidation, the Person into which the Company is merged or the Person that leases or acquires, by sale, transfer, conveyance or otherwise, all or substantially all of the property or assets of the Company, shall be a corporation, partnership, limited liability company or trust and shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia.  The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel, each stating that such proposed transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 7.01 unless prior thereto the Guarantor shall have delivered to the Trustee an Officers’ Certificate of the Guarantor and an Opinion of Counsel, each stating that the Guarantor’s obligations hereunder shall remain in full force and effect thereafter.

Section 7.02.          Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, transfer, lease or conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

Section 7.03.          Guarantor May Consolidate on Certain Terms.

Nothing contained in this Indenture or in the Securities shall prevent any consolidation or merger of the Guarantor with or into any other Person or Persons (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which either the Guarantor will be the continuing entity or the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Guarantor, to any other Person (whether or not affiliated with the Guarantor); provided, however, that:

(A)  the Guarantor shall be the continuing entity, or the successor entity (if other than the Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be an entity organized under the laws of the United States and shall expressly assume the obligations of the Guarantor under the Guarantee and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(B)   if as a result of such transaction the Securities become exchangeable into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the Securities and this Indenture;

(C)   immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(D)  each of the Guarantor and the successor Person has delivered to the Trustee an Officers’ Certificate of the Guarantor and an Opinion of Counsel, each stating that such consolidation, sale, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 7.04.          Guarantor Successor to be Substituted.

Upon any consolidation or merger or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Guarantor to any Person in accordance with Section 7.03, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE VIII

SATISFACTION AND DISCHARGE

Section 8.01.          Termination of the Obligations of the Company.

This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Redemption, Repurchase at Holder’s Option or Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its

Affiliates) cash, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Securities on the Maturity Date, Redemption Date, or an Option Repurchase Date or Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that the obligations of the Company to the Trustee under Section 6.08 hereof, the obligations of the Trustee to any Authenticating Agent under Section 6.15 hereof, the obligations of the Trustee under Section 8.02 hereof and the last paragraph of Section 4.03 hereof, Section 5.17 hereof, Sections 4.01 and 4.02 hereof, Sections 2.01, 2.04, 2.05 and 2.07, Sections 3.04, 3.09 and 3.11 hereof, and Articles VIII and X hereof shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

Section 8.02.          Application of Trust Money.

Subject to the provisions of the last paragraph of Section 4.03 hereof, all money deposited with the Trustee pursuant to Section 8.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01.          Supplemental Indentures Without Consent of Holders.

Without notice to or the consent of any Holders, the Company and the Guarantor, when each is authorized by a Board Resolution of their respective Boards, and the Trustee, at any time and from time to time, may amend or supplement this Indenture, the Securities or the Guaranty, in form satisfactory to the Trustee, for any of the following purposes

(A)          to evidence the succession of another Person to the Company and/or the Guarantor and the assumption by any such successor of the obligations of the Company and/or the Guarantor herein and in the Securities, in each case in accordance with Article VII hereof; or

(B)           to make adjustments to the right to convert Securities upon the occurrence of changes specified in Section 10.12 hereof and Article VII hereof, in each case in accordance with Section 10.12 hereof and/or Article VII hereof, as applicable; or

(C)           to secure the obligations of the Company with respect to the Securities, or to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture; or

(D)          to add to the covenants of the Company for the benefit of all of the Holders of the Securities, or to surrender any right or power herein conferred upon the Company; or

(E)           to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

(F)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder pursuant to the requirements of Section 6.12 hereof; or;

(G)           to cure any ambiguity, defect, omission or inconsistency in this Indenture, provided that such action pursuant to this clause (G) shall not adversely affect the rights of any Holder in any material respect.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to conform the Indenture or the Securities to the description thereof contained in the Offering Memorandum, under the caption “Description Of Notes.”

Promptly after an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice (which may include the notice required by the last paragraph of Section 9.02 hereof) briefly describing such amendment, supplement or waiver.  Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

Section 9.02.          Supplemental Indentures or Waivers With Consent of Holders.

Subject to Section 5.10 hereof, the Company and the Guarantor, when each is authorized by a Board Resolution of their respective Boards, and the Trustee may amend or supplement this Indenture or the Securities or the Guaranty without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities.  Subject to Section 5.10 hereof, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company or the Guarantor with any provision of this Indenture or the Securities without notice to any other Securityholder.

Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, no supplemental indenture shall:

(a)           change the Maturity Date or the payment date of any installment of interest on any Security;

(b)           reduce the principal amount of any Security or the rate of interest thereon or any premium payable upon the redemption thereof;

(c)           change the place, manner or currency of payment of principal of, or any premium or interest on, any Security;

(d)           impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;

(e)           modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Article III hereof to require the Company to purchase Securities on an Option Repurchase Date or to repurchase Securities upon the occurrence of a Fundamental Change;

(f)            modify the provisions of Section 2.08 hereof in a manner adverse to Holders;

(g)           adversely affect the right of Holders to convert Securities in accordance with the terms hereof;

(h)           reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;.

(i)            reduce the percentage in aggregate principal amount of outstanding Securities whose holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default; or

(j)            modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Promptly after an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice (which may include the notice required by the last paragraph of Section 9.01) briefly describing such amendment, supplement or waiver.  Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

Section 9.03.          Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture, the Securities or the Guaranty shall comply with the Trust Indenture Act as then in effect.

Section 9.04.          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02 hereof, the consent of each Holder affected.  In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided, that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Nothing in this Section 9.04 shall impair the Company’s rights pursuant to Section 9.01 hereof to amend this Indenture or the Securities without the consent of any Securityholder in the manner set forth in, and permitted by, this Section 9.04.

Section 9.05.          Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder.  Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a new Security that reflects the changed terms.

Section 9.06.          Trustee Protected.

The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article IX; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article IX that adversely affects the Trustee’s rights, duties, liabilities or immunities.  The Trustee shall be provided with and may conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

ARTICLE X

CONVERSION

Section 10.01.        Conversion Privilege.

(A)          Subject to the provisions of Article III hereof, the Securities shall be convertible into cash and, if applicable, shares of Common Stock in accordance with this Article X and as set forth below if any of the following conditions are satisfied:

(i)            Conversion Based on Closing Sale Price of Common Stock.  Prior to the Maturity Date or earlier Redemption, Repurchase at Holder’s Option or Repurchase Upon Fundamental Change, the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock during any calendar quarter after the calendar quarter ending March 31, 2007, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and twenty percent (120%) of the Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter.  Solely for purposes of determining whether the Securities shall have become convertible pursuant to this Section 10.01(A)(i), the Board shall, in its good faith determination, make appropriate adjustments to the Closing Sale Prices and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this Section 10.01(A)(i) to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.

(ii)           Conversion Upon Satisfaction of Trading Price Condition.  Prior to the Maturity Date or earlier Redemption, Repurchase at Holder’s Option or Repurchase Upon Fundamental Change, the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Security Measurement Period”) in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety eight percent (98%) of the average Conversion Value during the Security Measurement Period (such condition, the “Trading Price

Condition”).  The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least one million dollars ($1,000,000) in aggregate principal amount of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety eight percent (98%) of the product of the Closing Sale Price and the Conversion Rate.  Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied.  For purposes of this paragraph, the “Conversion Value” per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

(iii)          Conversion Based on Redemption.  A Security, or portion of a Security, which has been called for Redemption pursuant to paragraph 6 of the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph at any time before the close of business on the Business Day immediately preceding the Redemption Date.

(iv)          Conversion Upon Certain Distributions.  If the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to Sections 10.06(b), 10.06(c), 10.06(d) (other than by reason of the distribution of Regular Quarterly Cash Dividends) or 10.06(e) hereof, the Securities may, prior to the Maturity Date or earlier Redemption, Repurchase at Holder’s Option or Repurchase Upon Fundamental Change, be surrendered for conversion into cash and, if applicable, shares of Common Stock beginning on the date the Company mails the notice to the Holders as provided in Section 10.11 hereof (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex Date (as defined in Section 10.06(g) hereof) of the applicable transaction or until the Company announces that such transaction will not take place.

(v)           Conversion Upon Occurrence of Certain Corporate Transactions.  If either:

(a)           a Fundamental Change or a Make-Whole Fundamental Change occurs; or

(b)           the Company or the Guarantor is a party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, in each case, the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time during the period that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of such transaction (which anticipated effective date the Company shall disclose, in good faith, in the written notice and public announcement referred to in Section 10.01(C) hereof) and ends on, and includes, the date that is thirty (30) calendar days after the actual effective date of such transaction; provided, however, that if such transaction is a

Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change; provided, further, that if such transaction is a Fundamental Change, then the Securities may also be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time until, and including, the Fundamental Change Repurchase Date applicable to such Fundamental Change.

(vi)          Conversion during specified periods.  The Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time from, and including, December 15, 2026 until the close of business on the Business Day immediately preceding January 15, 2027 or earlier Redemption, Repurchase at Holder’s Option or Repurchase Upon Fundamental Change.

Notwithstanding anything herein to the contrary, no Security may be converted after the close of business on the Business Day immediately preceding the Maturity Date.

(B)           The initial Conversion Rate shall be 8.4774 shares of Common Stock per $1,000 principal amount of Securities.  The Conversion Rate shall be subject to adjustment in accordance with Sections 10.06 through 10.15 hereof.

(C)           Whenever any event described in Section 10.01 hereof shall occur which shall cause the Securities to become convertible as provided in this Article X, the Company shall promptly deliver written notice of the convertibility of the Securities to the Trustee and each Holder and shall, as soon practicable, but in no event later than the open of business on the first Business Day the Securities shall become convertible as provided in this Article X as a result of such event (or, in the case of a Fundamental Change or a Make-Whole Fundamental Change or a consolidation, amalgamation, statutory arrangement, merger or binding share exchange to which the Company is a party and pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, no later than the thirtieth (30th) calendar day prior to the date originally announced by the Company as the anticipated effective date of such transaction), publicly announce, through a reputable national newswire service, and publish on the Company’s website, that the Securities have become convertible.  Such written notice and public announcement shall include:

(i)            a description of such event;

(ii)           a description of the periods during which the Securities shall be convertible as provided in this Article X as a result of such event;

(iii)          the anticipated effective date and the Ex Date of such event, if applicable; and

(iv)          the procedures Holders must follow to convert their Securities in accordance with this Article X, including the name and address of the Conversion Agent.

If the Company shall fail to mail the notice or make such public announcement and publication on or before the open of business on the first date the Securities shall become convertible as provided in this Article X as a result of such event, then (1) the Securities shall remain convertible for an additional Business Day for each Business Day, on or after such first date the Securities become convertible, that the Company shall fail to mail such notice or make such public announcement or publication (an “Extension Period”); and (2) if the event causing the Securities to become convertible shall be a Make-Whole Fundamental Change, then the increased Conversion Rate applicable, pursuant to Section 10.15 hereof, to Securities surrendered within the time periods specified in Section 10.15 hereof shall continue to apply to Securities surrendered for conversion during any such Extension Period.

(D)          A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

Section 10.02.        Conversion Procedure and Payment Upon Conversion.

(A)          To convert a Security, a Holder must satisfy the requirements of paragraph 10 of the Securities, and the Securities must be convertible pursuant to Section 10.01 hereof.  Upon conversion of a Holder’s Security, the Company shall deliver, through the Conversion Agent, the following to such Holder:

(i)            a principal amount (the “Principal Return”) in cash equal to the sum of the Daily Settlement Amount for each Trading Day in the Cash Settlement Averaging Period for such conversion; and

(ii)           if the sum of the Daily Net Shares for each Trading Day in the Cash Settlement Averaging Period for such conversion is greater than or equal to one (1), a certificate for a number of shares of Common Stock (the “Net Shares”) equal to such sum; provided, however, that the Company shall not issue fractional shares of Common Stock and shall instead deliver cash (in addition to any other consideration payable upon such conversion) as set forth in Section 10.03.

The Company shall deliver such Principal Return and, if applicable, such Net Shares as soon as practicable following the Business Day (the “Conversion Date”) on which such Holder satisfies all the requirements for such conversion specified in paragraph 10 of the Securities, but in no event more than three (3) Business Days after the last Trading Day in the Cash Settlement Averaging Period (as defined below) applicable to such conversion; provided, however, that any Make-Whole Consideration payable pursuant to Section 10.15 hereof shall be delivered by the Company within the time period specified in Section 10.15 hereof.

(B)           “Cash Settlement Averaging Period” shall mean, with respect to a Security that is tendered for conversion in accordance with this Article X, the twenty (20) consecutive Trading-Day period that begins on, and includes, the third (3rd) Trading Day after the Conversion Date for such Security; provided, however, that if such Conversion Date is on or after the twenty third (23rd) scheduled Trading Day prior to the Maturity Date, then the Cash Settlement Averaging Period with respect to such conversion shall be deemed to be the twenty (20) consecutive Trading-Day period that begins on and includes the twentieth (20th) scheduled Trading Day prior to the Maturity Date.

“Daily Conversion Value” shall mean, with respect to a Trading Day, one-twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume-Weighted Average Price per share of Common Stock on such Trading Day.

“Daily Net Shares” shall mean, with respect to a Trading Day, an amount equal to the following:  (i) if the Daily Conversion Value for such Trading Day is equal to or less than fifty dollars ($50.00), then the Daily Net Shares with respect to such Trading Day shall mean an amount equal to zero (0); and (ii) if the Daily Conversion Value for such Trading Day exceeds fifty dollars ($50.00), then the Daily Net Shares with respect to such Trading Day shall mean a fraction (a) whose numerator is the excess of such Daily Conversion Value over fifty dollars ($50.00) and (b) whose denominator is the Volume-Weighted Average Price per share of Common Stock on such Trading Day.

“Daily Settlement Amount” shall mean, for each of the 20 Trading Days during the Cash Settlement Averaging Period (as defined above), the lesser of fifty dollars ($50.00) and the Daily Conversion Value and, to the extent the Daily Conversion Value Exceeds $50, a number of shares of Common Stock equal to the excess of the Daily Conversion value over fifty dollars ($50.00) divided by the Volume-Weighted Average Price (as defined below) per share of Common Stock on such Trading Day.

“Volume-Weighted Average Price” per share of Common Stock on any Trading Day means the volume-weighted average price per share of the Common Stock on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal exchange or over-the-counter market on which the Common Stock is then listed or traded, from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day, as displayed by Bloomberg or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined by a nationally recognized investment banking firm retained for this purpose by the Company.

(C)           With respect to a conversion of a Security pursuant hereto, at and after the close of business on the last Trading Day (the “Relevant Date”) of the Cash Settlement Averaging Period applicable to such conversion, the person in whose name any certificate representing any Net Shares issuable upon such conversion is registered shall be treated as a stockholder of record of the Company; provided, however, that if any such Net Shares constitute Make-Whole Consideration, then the Relevant Date with respect to such Net Shares that constitute Make-Whole Consideration shall instead be deemed to be the later of (1) the last Trading Day of the Cash Settlement Averaging Period applicable to such conversion and (2) the Effective Date of the applicable Make-Whole Fundamental Change.  On and after the Conversion Date with respect to a conversion of a Security pursuant hereto, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein.  A Holder of a Security is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Security and is entitled pursuant hereto to receive Net Shares in respect of such conversion, the close of business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.

(D)          Except as provided in the Securities or in this Article X, no payment or adjustment will be made for accrued interest on a converted Security or for dividends on any Common Stock issued on or prior to conversion, and accrued interest will be deemed to be paid by the consideration paid to the Holder upon conversion.  Such accrued interest shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted; provided, further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required with respect to a Security that (i) is surrendered for conversion after the record date immediately preceding the Maturity Date, (ii) has been called for Redemption pursuant to Section 3.01 hereof and paragraphs 6 and 7 of the Securities or (iii) is tendered for conversion after a record date for the payment of an installment of interest and on or before the related interest payment date, where, pursuant to Section 3.11 hereof, the Company has specified, with respect to a Fundamental Change, a

Fundamental Change Repurchase Date that is after such record date and on or before such interest payment date; provided further, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such Defaulted Interest or the interest that shall have accrued on such Defaulted Interest pursuant to Section 2.03 hereof or otherwise (it being understood that nothing in this Section 10.02(D) shall affect the Company’s obligations under Section 2.03 hereof).

(E)           If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

(F)           Upon surrender of a Security that is converted in part, the Trustee shall, upon receipt of an Authentication Order, authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

(G)           If the last day on which a Security may be converted is a legal holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a legal holiday.

(H)          Notwithstanding any other provision of this Indenture, so long as a series of Securities is a Global Security, the parties hereto will be bound at all times by the applicable procedures of the Depositary with respect to such series.

Section 10.03.        Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver a check in an amount equal to the value of such fraction computed on the basis of the Volume-Weighted Average Price per share of Common Stock on the last Trading Day in the applicable Cash Settlement Averaging Period.

Section 10.04.        Taxes on Conversion.

If a Holder converts its Security, the Holder shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion.  The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulation.

Section 10.05.        Company to Provide Stock.

The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities.  The shares of Common Stock, if any, due upon conversion of a Global Security shall be delivered by the Company in accordance with DTC’s customary practices.

All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.

Section 10.06.        Adjustment of Conversion Rate.

The Conversion Rate shall be subject to adjustment from time to time by the Company as follows:

(a)           In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to close of business on the Ex Date or effective date, as applicable, of such dividend, distribution, subdivision or combination, by the number of shares of Common Stock that a person who owns only one share of Common Stock immediately before such Ex Date or effective date, as applicable, of such dividend, distribution, subdivision or combination and who is entitled to participate in such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision or combination not to issue fractional shares of Common Stock).  Any adjustment made pursuant to this Section 10.06(a) hereof shall become effective immediately after such Ex Date, in the case of a dividend or distribution, and shall become effective immediately after such effective date, in the case of a subdivision or combination.

(b)           In case the Company shall issue rights or warrants to all or substantially all holders of Common Stock, entitling them, for a period expiring not more than sixty (60) days immediately following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to Section 10.06(g) hereof) per share of Common Stock on the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the Ex Date corresponding to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex Date and (II) the aggregate number of shares (the “Underlying Shares”) of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding immediately prior to the open of business on such Ex Date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price per share of Common Stock; provided, however, no adjustment shall be made pursuant to this Section 10.06(b) solely by reason of a distribution of rights pursuant to a stockholders’ rights plan, provided the Company has complied with the provisions of Section 10.14 hereof with respect to such stockholders’ rights plan and distribution.  Such increase shall become effective immediately prior to the open of business on such Ex Date.  In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(b).

(c)           Except as set forth in the immediately following paragraph, in case the Company shall dividend or distribute to all or substantially all holders of Common Stock shares of Capital Stock of the Company or any existing or future Subsidiary (other than Common Stock), evidences of Indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Conversion Rate in accordance with Sections 10.06(d) or 10.06(e) hereof), or shall dividend or distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 10.06(b) hereof), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the open of business on the Ex Date corresponding to the record date for the determination of stockholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 10.06(g) hereof) on such record date and (B) the denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution), on such Ex Date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the open of business on such Ex Date; provided, however, that if such denominator is equal to or less than zero, then, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to any consideration otherwise payable as herein provided upon such conversion, an amount of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that such Holder would have received had such Holder converted all of its Securities on such record date.  Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 10.06(b) hereof) (collectively, “Rights”) pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 10.06(c), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) on or after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable (and cash, if any, payable) upon such conversion (the “Conversion Shares”), a number of Rights to be determined as follows:  (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the “Distribution Date”), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Conversion Shares would be entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.  Any distribution of rights or warrants pursuant to a stockholders’ rights plan complying with the requirements set forth in the preceding sentence of this paragraph and with Section 10.14 hereof shall not constitute a distribution of rights or warrants pursuant to this Section 10.06(c).  In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(c).

Notwithstanding anything to the contrary in this Section 10.06(c), if, in a distribution requiring an adjustment to the Conversion Rate pursuant to the immediately preceding paragraph, the property distributed by the Company to all Holders of Common Stock consists solely of Capital Stock, or similar equity interests in, a Subsidiary or other business unit of the Company, which Capital Stock or interests are, or will be upon completion of such distribution, listed on a national securities exchange or quoted on an automated quotation system and closing sale prices for such Capital Stock or interests are readily available (a “Spin-Off”), then in lieu of adjusting the Conversion Rate in accordance with the immediately preceding paragraph, the Conversion Rate shall be increased (subject to the other terms of this Indenture) by multiplying the Conversion Rate in effect immediately prior to the opening of business on the thirteenth (13th) Trading Day following the record date for such distribution by a fraction (I)

whose numerator is the sum of (A) the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the record date for such distribution and (B) the product of (i) the average of the Closing Sale Prices per share or unit, as applicable, of such Capital Stock or interests (determined as if such shares or units were shares of Common Stock for purposes of the definition of “Closing Sale Price”) for the for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the record date for such distribution and (ii) number of shares or units, as applicable, of such Capital Stock or interests distributed per share of Common Stock; and (II) whose denominator is the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the record date for such distribution.  The average Closing Sale Prices referred to in the immediately preceding sentence shall be subject to appropriate adjustments, in the Company’s good faith determination, to account for other distributions, stock splits and combinations, stock dividends, reclassifications and similar events.  Each adjustment to the Conversion Rate made pursuant to this paragraph shall become effective immediately after the open of business on the thirteenth (13th) Trading Day following the record date for such distribution.  Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):  (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06 (and no adjustment to the Conversion Rate under this Section 10.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(c).  In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(c).

(d)           In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 10.06(e) hereof and excluding Regular Quarterly Cash Dividends, to the extent the aggregate amount of such Regular Quarterly Cash Dividends in any quarterly period does not exceed seventy-four cents ($0.74) per share of Common Stock (the “Reference Dividend Amount”) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x MP0 / (MP0 — C)

where

CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new conversion rate immediately on and after the ex-dividend date for such distribution;

MP0 = current market price per share of the Common Stock on the record date for the distribution; and

C = the amount in cash per share that the Company distributes to holders of the Common Stock that exceeds the Reference Dividend Amount;

The Reference Dividend Amount shall be subject to adjustment in a manner that is inversely proportional to adjustments to the Conversion Rate; provided, however, that no adjustments shall be made to the Reference Dividend Amount for any adjustment made to the Conversion Rate pursuant to this Section 10.06(d).

Notwithstanding anything to the contrary in this Section 10.06(d), if an adjustment to the Conversion Rate is required to be made as a result of a distribution that is not a regular quarterly dividend either in whole or in part, the Reference Dividend Amount shall be deemed to be zero for purposes of determining the adjustment to the Conversion Rate as a result of such distribution.  The Conversion Rate shall not be adjusted pursuant to this Section 10.06(d) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than the par value of the Common Stock; provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to the par value of the Common Stock.

In no event shall the Conversion Rate be decreased pursuant to this Section 10.06(d).  An adjustment to the Conversion Rate pursuant to this Section 10.06(d) shall become effective immediately prior to the open of business on the Ex Date for the distribution.  To the extent a Regular Quarterly Cash Dividend is paid in multiple portions and the total of such portions exceeds $0.74, then the Conversion Rate in respect of such Regular Quarterly Cash Dividend shall first be adjusted under this Section 10.06(d) in respect of the first portion as a result of which such Regular Quarterly Cash Dividend exceeds $0.74 (with the Excess Amount for purposes of such adjustment being the amount by which such portion, when aggregated with all previously paid portions in respect of such Regular Quarterly Cash Dividend, if any, exceeds $0.74), and the Conversion Rate shall be further adjusted under this Section 10.06(d) in respect of each subsequent payment, if any, constituting a portion of such Regular Quarterly Cash Dividend (with the amount of each such subsequent portion being treated as the Excess Amount for purposes of determining the adjustment in respect of such portion).  Each such adjustment shall become effective immediately prior to the open of business on the Ex Date in respect of the payment resulting in such adjustment.

(e)           In case the Company or any Subsidiary shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Company), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Repurchased Shares”) exceeds the Closing Sale Price per share of Common Stock on the first Trading Day after the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on first Trading Day after the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) such Closing Sale Price per share of Common Stock and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Repurchased Shares) less (ii) the Repurchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Repurchased Shares) and (II) such Closing Sale Price per share of Common Stock.

An increase, if any, to the Conversion Rate pursuant to this Section 10.06(e) shall become effective immediately prior to the opening of business on the Business Day following the first Trading Day after the Expiration Date.  In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made.  If the application of this Section 10.06(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.06(e).

(f)            In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company, from time to time and to the extent permitted by law and the continued listing requirements of the New York Stock Exchange, may increase the Conversion Rate by any amount for a period of at least twenty (20) days or such longer period as may be permitted or required by law, if the Board has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company.  Such Conversion Rate increase shall be irrevocable during such period.  The Company shall give written notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(g)           For the purpose of any computation under subsections (a), (b), (c) or (d) above of this Section 10.06, the “current market price” per share of Common Stock on any date shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days ending on, but excluding, the earlier of such date and the Ex Date with respect to the issuance or distribution requiring such computation; provided, however, that such current market price per share of Common Stock shall be appropriately adjusted by the Company, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during the period that begins on, and includes, the first day of such ten (10) consecutive Trading Days and ends on, and includes, the date when the adjustment to the Conversion Rate on account of the event requiring the computation of such current market price becomes effective.

The term “Ex Date,” (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).  For purposes of determining the Ex Date with respect to an issuance or distribution under this Indenture, the Company may conclusively assume (and such assumption shall be binding upon the Holders) that purchases and sales of the relevant security with respect to which such issuance or distribution is being made will settle based on the customary settlement cycle for purchases or sales of such security.

Unless the context requires otherwise, the term “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

Section 10.07.        No Adjustment.

Notwithstanding anything herein or in the Securities to the contrary, in no event shall the Conversion Rate be adjusted pursuant to this Indenture or the Securities to the extent such adjustment shall reduce the Conversion Price to an amount that is less than the par value per share of Common Stock.

No adjustment in the Conversion Rate pursuant to Section 10.06 hereof shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this Section 10.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that at the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2007, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.07 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that if the Company shall mail a notice of Redemption pursuant to Section 3.04 hereof, or if a Fundamental Change or Make-Whole Fundamental Change occurs, or if the Securities shall become convertible pursuant to Section 10.01(A)(iv) hereof or Section 10.01(A)(v) hereof, then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.07 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate.  All calculations under this Article X shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be.

Upon the expiration, termination or redemption of any rights, options or warrants issued by the Company, and requiring an adjustment to the Conversion Rate in accordance with Section 10.06 hereof, without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately by the Company to the Conversion Rate which would have been in effect at the time of such expiration, termination or redemption had such rights, options or warrants, to the extent outstanding immediately prior to such expiration, termination or redemption, never been issued.  Notwithstanding anything herein or in the Securities to the contrary, if any rights, options or warrants issued by the Company, and requiring an adjustment to the Conversion Rate in accordance with Section 10.06 hereof, are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in Section 10.06 until the earliest of such triggering event occurs.

If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to Section 10.06 hereof on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.

No adjustment to the Conversion Rate need be made pursuant to Section 10.06 hereof for a transaction if each Holder is to participate in the transaction, at substantially the same time that holders of Common Stock participate in such transaction, without conversion as if such Holder held a number of shares of Common Stock equal to a fraction whose numerator is the product of the Conversion Rate in effect at the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.06 hereof on account of such transaction) and the aggregate principal amount of Securities held by such Holder and whose denominator is one thousand (1,000).

Section 10.08.        Other Adjustments.

In the event that, as a result of an adjustment made pursuant to Section 10.06 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article X.

Section 10.09.        Adjustments for Tax Purposes.

Except as prohibited by law the Company may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by Section 10.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof or in order to diminish any such taxation.

Section 10.10.        Notice of Adjustment.

Whenever the Conversion Rate is adjusted, the Company shall promptly mail to the Trustee, Conversion Agent and to the Holders at the addresses appearing on the register of the Registrar a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 10.11.        Notice of Certain Transactions.

In the event that:

(1)           the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,

(2)           the Company takes any action that would require a supplemental indenture pursuant to Section 10.12 hereof, or

(3)           there is a dissolution or liquidation of the Company,

the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 10.11.  The Company shall mail such notice at least twenty (20) calendar days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 10.11.

Section 10.12.        Effect of Reclassifications, Consolidations, Amalgamations, Statutory Arrangements, Mergers, Binding Share Exchanges or Asset Sales on Conversion Privilege.

If any of the following shall occur, namely:  (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change only in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (ii) any consolidation, amalgamation, statutory arrangement, merger or binding share exchange to which the Company or the Guarantor is a party other than a merger in which the Company or the Guarantor is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock, or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company or of the Guarantor, in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company, the Guarantor or such successor or purchasing Person, as the case may be, shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to this Article X) into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of a number of shares of Common Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition (assuming, if holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election (as defined below) shall have been made with respect to such election); provided, however, that at and after the effective time of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Principal Return payable hereunder upon conversion of such Security shall continue to be payable in cash and the Daily Conversion Value and Daily Net Shares shall be calculated based on the fair value of the Reference Property instead of the Volume-Weighted Average Price per share of Common Stock; provided further, that if any portion of such Reference Property consists of common stock listed on a national securities exchange or quoted on an automated quotation system, then the “fair value” of such portion of such Reference Property shall be determined on the basis of the Volume Weighted Average Price of such common stock (determined as if such common stock were Common Stock for purposes of the definition of “Volume Weighted Average Price” and as if the issuer of such common stock were the Company for purposes of the definition of “Trading Day”).

If holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect (the “Collective Election”) the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition.  Such Collective Election shall be determined based on the weighted average of the elections made by Holders of the Securities who participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, and shall be conducted in such a manner as to be completed by the close of business on the actual effective date of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition.  The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders, by issuing a press release and providing a copy of such notice to the Trustee.  The Company shall not become a party to any reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the terms of which are inconsistent with this paragraph and the immediately preceding paragraph.

The supplemental indenture referred to in the first sentence of this Section 10.12 shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article X.  The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to Section 10.06(b) hereof or Section 10.14 hereof, to receive rights or warrants upon conversion of a Security.  If, in the case of any such consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution).  The provisions of this Section 10.12 shall similarly apply to successive consolidations, amalgamations, statutory arrangements, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee (i) an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture in accordance with Section 15.12 hereof, and (ii) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

Section 10.13.        Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article X.  The Conversion Agent shall have the same protection under this Section 10.13 as the Trustee.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.12 hereof, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.12 hereof.

Section 10.14.        Rights Distributions Pursuant to Stockholders’ Rights Plans.

Upon conversion of any Security or a portion thereof, the Company shall make provision such that the Holder thereof shall, to the extent such Holder is to receive shares of Common Stock upon such conversion, receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion, the rights described in any future stockholders’ rights plan(s) of the Company then in effect; provided, however, that no such provision need be made if the rights have been separated from the Common Stock prior to the time of such conversion, but the provisions of Section 10.06(b) hereof shall apply.

Section 10.15.        Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection With Make-Whole Fundamental Changes.

(A)          Notwithstanding anything herein to the contrary, if prior to January 15, 2012 a Make-Whole Fundamental Change occurs, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article X, at any time during the period (the “Make-Whole Conversion Period”) that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of a Make-Whole Fundamental Change (which anticipated effective date the Company shall disclose, in good faith, in the written notice and public announcement referred to in Section 10.15(D) hereof) and ends on, and includes, the date that is forty (40) Business Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date applicable to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.15, otherwise apply to such Security pursuant to this Article X, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

The additional consideration payable hereunder on account of any Make-Whole Applicable Increase with respect to a Security surrendered for conversion is herein referred to as the “Make-Whole Consideration.”  For avoidance of doubt, the amount of the Make-Whole Consideration due upon the conversion of a Security shall be based on the Cash Settlement Averaging Period and Volume-Weighted Average Prices applicable to such conversion pursuant to Section 10.02 hereof.

The Make-Whole Consideration due upon a conversion of a Security by a Holder shall be paid as soon as practicable, but in no event later than third Business Day after the later of (1) the date such Holder surrenders such Security for such conversion; (2) the last Trading Day in the Cash Settlement Averaging Period applicable to such conversion; and (3) the Effective Date of the applicable Make-Whole Fundamental Change.

(B)           As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the “Effective Date”) and the Applicable Price (as defined below) of such Make-Whole Fundamental Change:

	Effective Date
Applicable Price	January 17, 2007	January 15, 2008	January 15, 2009	January 15, 2010	January 15, 2011	January 15, 2012
$98.30	1.6966	1.6966	1.6966	1.6966	1.6966	1.6966
$115.00	0.9536	0.9117	0.8392	0.7374	0.5872	0.2191
$125.00	0.7020	0.6507	0.5715	0.4637	0.3088	0.0000
$135.00	0.5302	0.4774	0.4014	0.3027	0.1729	0.0000
$145.00	0.4118	0.3620	0.2940	0.2104	0.1121	0.0000
$155.00	0.3290	0.2842	0.2257	0.1576	0.0853	0.0000
$165.00	0.2699	0.2307	0.1813	0.1265	0.0724	0.0000
$175.00	0.2267	0.1929	0.1516	0.1073	0.0649	0.0000
$185.00	0.1943	0.1653	0.1307	0.0943	0.0594	0.0000
$195.00	0.1691	0.1444	0.1152	0.0848	0.0550	0.0000
$205.00	0.1491	0.1280	0.1031	0.0772	0.0511	0.0000
$215.00	0.1327	0.1146	0.0933	0.0708	0.0476	0.0000
$225.00	0.1189	0.1034	0.0850	0.0653	0.0444	0.0000
$235.00	0.1071	0.0937	0.0777	0.0603	0.0415	0.0000

provided, however, that:

(i)            if the actual Applicable Price (as defined below) of such Make-Whole Fundamental Change is between two (2) prices listed in the table above under the column titled:  “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such two prices, or for such two dates based on a three hundred and sixty-five (365) day year, as applicable;

(ii)           if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $235.00 per share (subject to adjustment as provided in Section 10.15(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $98.30 per share (subject to adjustment as provided in Section 10.15(B)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii)          if an event occurs that requires, pursuant to this Article X (other than solely pursuant to this Section 10.15), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article X, immediately after such adjustment to the Conversion Rate;

(iv)          each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 10.06 through Section 10.14 hereof; and

(v)           in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 10.15 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 10.1729 shares per $1,000 principal amount (the “BCF Make-Whole Cap”); provided, however, that the BCF Make-Whole Cap shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article X.

(C)           As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change:  (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change; (b) if such Make-Whole Fundamental Change constitutes an Asset Sale Make-Whole Fundamental Change and the consideration paid for the property and assets of the Company consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid for the property and assets of the Company, expressed as an amount per share of Common Stock outstanding on the Effective Date of such Make-Whole Fundamental Change; and (c) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(D)          At least thirty (30) calendar days before the first anticipated effective date of each proposed Make-Whole Fundamental Change, the Company shall mail to each Holder written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, the anticipated effective date of such proposed Make-Whole Fundamental Change.  Each such notice, announcement and publication shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase).  No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail written notice of, and shall publicly announce and publish on the Company’s website through a reputable national newswire service, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

(E)           For avoidance of doubt, the provisions of this Section 10.15 shall not affect or diminish the Company’s obligations with respect to a Make-Whole Fundamental Change.

(F)           Nothing in this Section 10.15 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 hereof in respect of a Make-Whole Fundamental Change.

Section 10.16.        Increased Conversion Rate Applicable to Certain Securities Surrendered During Additional Interest Accrual Periods ..

In no event shall Additional Interest accrue or be payable in respect of shares of Common Stock issued upon conversion of Securities.  In the event that Securities are converted after an Event Date (as defined in the Registration Rights Agreement) and during an Additional Interest Accrual Period (as defined in the Registration Rights Agreement), the Company shall increase the Conversion Rate by 3% for each $1,000 principal amount of Securities so converted; provided, for the avoidance of doubt, that if an Event Date occurs after a Holder has converted its Securities into shares of Common Stock, such Holder will not be entitled to any compensation with respect to such Common Stock.

Section 10.17.        Ownership Limit.

Notwithstanding any other provision of this Indenture or the Securities, no Holder shall be entitled to convert such Securities for shares of Common Stock to the extent that receipt of such shares would cause such Holder (together with such Holder’s Affiliates) to exceed the applicable ownership limit contained in the Company’s by-laws (with respect to the Common Stock and the Company’s preferred stock) and the Company’s articles supplementary (with respect to the Company’s preferred stock).

ARTICLE XI

LIST OF SECURITYHOLDERS AND REPORTS BY TRUSTEE AND COMPANY

Section 11.01.        Company to Furnish Trustee Names and Addresses of Holders.

If the Trustee is not the Registrar, the Company will furnish or cause to be furnished to the Trustee:

(A)          semi-annually, not later than July 15 and January 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding July 1 or January 1, as the case may be, and

(B)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

Section 11.02.        Preservation of Information; Communications to Holders.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 11.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar.  The Trustee may destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 11.03.        Reports by Trustee.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company.  The Company will notify the Trustee when any Securities are listed on any stock exchange.

ARTICLE XII

THE SECURITYHOLDERS

Section 12.01.        Action by Securityholders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Securities, the Company or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action.  The record date, if any, shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.

Section 12.02.        Proof of Execution by Securityholders.

Subject to the provisions of Sections 6.01 and 6.02, proof of the execution of any instrument by a Securityholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Securities shall be proved by the registry of such Securities or by a certificate of the Registrar.

Section 12.03.        Absolute Owners.

The Company, the Trustee, any Paying Agent, any exchange agent and any Registrar may deem the Person in whose name such Security shall be registered upon the register of the Registrar to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of (including the Redemption Price upon redemption or repurchase price upon repurchase pursuant to Article III), premium, if any, and interest on such Security, for exchange of such Security and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any exchange agent nor any Registrar shall be affected by any notice to the contrary.  All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security.

Section 12.04.        Company-owned Securities Disregarded.

In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent, waiver or other action under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or any Affiliate of the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Securities which a Responsible Officer knows are so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 12.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not the Company, any other obligor on the Securities or any Affiliate of the Company or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 6.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

Section 12.05.        Revocation of Consents; Future Holders Bound.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 12.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security which is shown by the evidence to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 12.02, revoke such action so far as concerns such Security.  Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.

ARTICLE XIII

MEETINGS OF THE SECURITYHOLDERS

Section 13.01.        Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article XIII to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by this Indenture to be made, given or taken by Holders of Securities.

Section 13.02.        Call, Notice and Place of Meetings.

(A)          The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 13.01 hereof, to be held at such time and at such place in the City of New York, New York as the Trustee shall determine.  Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 15.02, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(B)           In case at any time the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 13.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (A) of this Section.

Section 13.03.        Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more outstanding Securities, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Securities by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 13.04.        Quorum; Action.

The Persons entitled to vote a majority in principal amount of the outstanding Securities shall constitute a quorum for a meeting of Holders of Securities; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Securities, the Persons holding or representing the specified percentage in principal amount of the outstanding Securities will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved.  In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 13.02 hereof, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Securities which shall constitute a quorum.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Securities; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in aggregate principal amount of the outstanding Securities may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Securities.

Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section 13.04 shall be binding on all the Holders of Securities, whether or not such Holders were present or represented at the meeting.

Section 13.05.        Determination of Voting Rights; Conduct and Adjournment of Meetings.

(A)          Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 12.03 and the appointment of any proxy shall be proved in the manner specified in Section 12.01.

(B)           The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 13.02(B) hereof, in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the outstanding Securities of such series represented at the meeting.

(C)           At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(D)          Any meeting of Holders of Securities duly called pursuant to Section 13.02 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the outstanding Securities represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 13.06.        Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Securities held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting.  A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 13.02 hereof and, if applicable, Section 13.04 hereof.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE XIV

GUARANTY

Section 14.01.        Guaranty

By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that the Guarantor is providing its Guaranty for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article XIV, the Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that:

(i) the principal of (including the Redemption Price or repurchase price upon repurchase pursuant to Article III) and interest and Additional Interest, if any, on the Securities shall be duly and punctually paid in full when due, whether at the Maturity Date, upon acceleration, upon redemption, upon a repurchase, upon repurchase due to a Fundamental Change or otherwise, and interest on overdue principal, Additional Interest, if any, and (to the extent permitted by law) interest on any interest, if any, on the Securities shall be promptly paid in full, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Securities, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption, upon repurchase, upon repurchase due to a Fundamental Change or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 14.03 hereof (collectively, the “Guaranty Obligations”).

Subject to the provisions of this Article XIV, the Guarantor hereby agrees that its Guaranty hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, any Benefited Party, any creditor of the Guarantor or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantor hereby covenants that, except as otherwise provided therein, the Guaranty shall not be discharged except by payment in full of all Guaranty Obligations.

If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any trustee or similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, the Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.  The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranty Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 5.02 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranty Obligations, and (y) in the event of any acceleration of such obligations as provided in Section 5.02 hereof, such Guaranty Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guaranty.

Section 14.02.        Execution and Delivery of Guaranty.

To evidence the Guaranty set forth in Section 14.01 hereof, the Guarantor agrees that a notation of the Guaranty substantially in the form included in Exhibit B hereto shall be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an officer of the Guarantor.

The Guarantor agrees that the Guaranty set forth in this Article XIV shall remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of the Guaranty.

If an officer whose facsimile signature is on a Security or a notation of the Guaranty no longer holds that office at the time the Trustee authenticates the Security on which the Guaranty is endorsed, the Guaranty shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of the Guarantor.

Section 14.03.        Limitation of Guarantor’s Liability; Certain Bankruptcy Events.

(A)          The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guaranty Obligations of the Guarantor pursuant to its Guaranty not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guaranty Obligations of the Guarantor under this Article XIV shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guaranty Obligations of the Guarantor under the Guaranty not constituting a fraudulent transfer or conveyance.

(B)           The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 14.04.        [RESERVED].

Section 14.05.        Application of Certain Terms and Provisions to the Guarantor.

(A)          For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Company were references to the Guarantor.

(B)           Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 15.02 hereof as if references therein to the Company were references to the Guarantor.

(C)           Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Guarantor may be given or served as described in Section 15.02 hereof as if references therein to the Company were references to the Guarantor.

(D)          Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 15.12 hereof as if all references therein to the Company were references to the Guarantor.

Section 14.06.        Subordination of Subrogation and Other Rights.

The Guarantor hereby agrees that any claim of the Guarantor against the Company that arises from the payment, performance or enforcement of the Guarantor’s obligations under the Guaranty or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of the Guarantor shall be made before, the payment in full in cash of all outstanding Securities accrued and unpaid interest and all other fees and expenses payable in accordance with the provisions set forth in this Indenture.

ARTICLE XV

MISCELLANEOUS

Section 15.01.        Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required thereunder to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 15.02.        Notices

Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities on the Company or Guarantor shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

To Company:

Alexandria Real Estate Equities, Inc.

385 East Colorado Boulevard, Suite 299,

Pasadena, California 91101,

Telecopier No.: 626-578-0770

Attention: Corporate Secretary

To Guarantor:

Alexandria Real Estate Equities, L.P.

385 East Colorado Boulevard, Suite 299,

Pasadena, California 91101,

Telecopier No.: 626-578-0770

Attention: Corporate Secretary

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

Wilmington Trust Company

1100 North Market Street, Rodney Square North,

Wilmington, Delaware 19890

Telecopier No.: 302-636-4145

Attention: Kristin L. Moore

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be delivered via electronic transmission or mailed by first class mail, postage prepaid, at such Securityholder’s address as it appears on the register of the Registrar and shall be sufficiently given to such Securityholder if so mailed within the time prescribed.

Failure to deliver a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 15.03.        Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 15.04.        Governing Law.

The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Securities.

Section 15.05.        Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 15.06.        Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 15.07.        Severability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.08.        Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 15.09.        Acts of Holders; Record Dates.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof.  Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the register of the Registrar.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 15.10.        Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or the Maturity Date of any Security shall not be a Business Day at any place of payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any)

need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Maturity Date.

Section 15.11.        No Personal Liability.

No recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto or of any Security or the Guaranty, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, stockholders, officers or directors, as such, of the Company or of any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or the Guaranty or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or the Guaranty or implied therefrom are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities and the Guaranty.

Section 15.12.        Evidence of Compliance with Conditions Precedent; Certificates to Trustee.

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 15.13.        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.14.        Calculations in Respect of the Securities.

The Company is responsible for all calculations under this Indenture and the Securities, including the determination of the Trading Price, the current market price of the Common Stock, the number of Conversion Shares, if any, amounts of Interest and adjustments to the Conversion Rate.  The Company shall make all such calculations in good faith and, in the absence of manifest error, such calculations shall be final and binding on all Holders.  The Company shall provide a copy of such calculations to the Trustee and the Conversion Agent, as required hereunder, and, the Trustee and the Conversion Agent shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.  Upon request of any Holder, the Trustee and the Conversion Agent shall provide a copy of such calculations to such Holder.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

Alexandria Real Estate Equities, Inc.

By:	/s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

Alexandria Real Estate Equities, L.P.

By:	ARE-QRS Corp.,
its General Partner

By:	/s/ Dean A. Shigenaga
Name: Dean A. Shigenaga
Title: Chief Financial Officer

Wilmington Trust Company

By:	/s/ James J. McGinley
Name: James J. McGinley
Authorized Signer

EXHIBIT A

[Face of Security]
ALEXANDRIA REAL ESTATE EQUITIES, INC.

Certificate No.
[INSERT LEGENDS AS REQUIRED]

3.70% Convertible Senior Note due 2027
CUSIP No. 015271AA7

Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of dollars ($ ) on January 15, 2027 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates:  July 15 and January 15, with the first payment to be made on July 15, 2007.

Record Dates: July 1 and January 1 preceding each applicable Interest Payment Date.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, Alexandria Real Estate Equities, Inc. has caused this instrument to be duly signed.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
By:
Name:
Title:
Dated:

Exh-A-1

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred
to in the within-mentioned Indenture.
Wilmington Trust Company, as Trustee

By:
Authorized Signatory
Dated:

Exh-A-2

[REVERSE OF SECURITY]
ALEXANDRIA REAL ESTATE EQUITIES, INC.
3.70% Convertible Senior Note due 2027

1.             Interest. Alexandria Real Estate Equities, Inc, a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on each July 15 and January 15 of each year, with the first payment to be made on July 15, 2007.  Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including the date of issuance of the Securities, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Maturity.  The Securities will mature on January 15, 2027.

3.             Method of Payment.  Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date.  Holders must surrender Securities to a Paying Agent to collect the principal amount, Redemption Price, Option Repurchase Price or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided on the Maturity Date or upon Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, as the case may be.  The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by DTC or its nominee; (B) in the case this Security is held, other than in global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case this Security is held, other than in global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.

4.             Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent.  Initially, Wilmington Trust Company (the “Trustee”) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent.  The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without prior notice.

5.             Indenture.  The Company issued the Securities under an indenture dated as of January 17, 2007 (the “Indenture”) among the Company, the Guarantor and the Trustee.  Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.  The terms and provisions of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is unlimited, subject to compliance with the requirements specified in the Indenture, including that,upon initial issuance of the Securities, the aggregate principal amount of Securities outstanding shall not exceed the amounts specified in the Indenture.

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6.             Optional Redemption.  The Company shall not have the right to redeem any Securities prior to January 15, 2012, except to preserve the Company’s qualification as a real estate investment trust, as specified in, and subject to the terms and conditions of, the Indenture.

The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after January 15, 2012, to redeem all or any part of the Securities at a Redemption Price payable in cash equal to one hundred percent (100%) of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, as specified in, and subject to the terms and conditions of, the Indenture.

Upon surrender to the Paying Agent of a Security subject to Redemption, such Security shall be paid, to the Holder surrendering such Security, at the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date, unless the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, in which case accrued and unpaid interest to, but excluding, such interest payment date will be paid, on such interest payment date, to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security shall not be entitled to any such interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.

7.             Notice of Redemption.  Notice of Redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at its address appearing in the register of the Registrar.  Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8.             Purchase by the Company at the Option of the Holder.  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of each Holder, the Securities held by such Holder on January 15, 2012, January 15, 2017 and January 15, 2022 (each, an “Option Repurchase Date”) at an Option Repurchase Price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Repurchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Repurchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture; provided, however, that such accrued and unpaid interest shall be paid to the Holder of record of such Securities at the close of business on the record date immediately preceding such Option Purchase Date.

9.             Repurchase at Option of Holder Upon a Fundamental Change.  Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “Fundamental Change Repurchase Date”), which date is no later than thirty-five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date, and the Holder surrendering such Securities for

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repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.

10.           Conversion.  The Securities shall be convertible into cash, and if applicable, shares of Common Stock if and to the extent the conditions therefor specified the Indenture are satisfied.

To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and (5) pay any tax or duty if required pursuant to the Indenture.  A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.

Notwithstanding anything herein to the contrary, no Security may be converted after the close of business on the Business Day immediately preceding the Maturity Date.  Upon conversion of a Security, the Holder thereof shall be entitled to receive the cash and, if applicable, shares of Common Stock payable upon conversion in accordance with Article X of the Indenture.

The initial Conversion Rate is 8.4774 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of approximately $117.96 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture.  The Company will deliver cash in lieu of any fractional share.  On conversion, no payment or adjustment for any unpaid and accrued interest or additional interest on the Securities will be made.  If a Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder at the close of business on such record date is to receive; provided, however, that such payment of an amount equal to the interest described in the immediately preceding sentence in respect of a Security surrendered for conversion shall not be required with respect to a Security that (i) is surrendered for conversion after the record date immediately preceding the Maturity Date, (ii) has been called for Redemption pursuant to Section 3.04 of the Indenture and paragraphs 6 and 7 herein or (iii) is surrendered for conversion after a record date for the payment of an installment of interest and on or before the related interest payment date, where, pursuant to Section 3.11 of the Indenture, the Company has specified, with respect to a Fundamental Change, a Fundamental Change Repurchase Date that is after such record date and on or before such interest payment date; provided, further, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.03 of the Indenture or otherwise.

The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article X of the Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for Section 10.15 of the Indenture, otherwise apply to such Security pursuant to Article X of the Indenture, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.

11.           Denominations, Transfer, Exchange.  The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount.

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The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture, subject to conditions on the registration of transfer while the Securities are registered as global securities as provided in the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges.  The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Securities selected for Redemption under Section 3.04 of the Indenture and ending at the close of business on the day of such mailing or (ii) for a period of fifteen (15) days before selecting, pursuant to Section 3.03 of the Indenture, Securities to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.

12.           Persons Deemed Owners.  The registered Holder of a Security may be treated as the owner of such Security for all purposes.

13.           Consolidation, Merger, Conveyance, Transfer or Lease.  The Company shall not consolidate with or merge with or into any other Person, or sell, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties and assets to any Person (including pursuant to a statutory arrangement), whether in a single transaction or series of related transactions unless all terms and conditions, including conditions precedent, provided for in the Indenture relating to such transaction have been complied with.

14.           Amendments, Supplements and Waivers.  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  The Company may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder in accordance with Section 9.01 of the Indenture.

15.           Defaults and Remedies.  If an Event of Default (excluding an Event of Default specified in Section 5.01(viii) or (ix) of the Indenture with respect to the Company (but including an Event of Default specified in Section 5.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee may declare the Securities to be due and payable.  Upon such declaration, the principal of, and any premium and accrued and unpaid interest on, all Securities shall be due and payable immediately.  If an Event of Default specified in Section 5.01(viii) or (ix) of the Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 5.01(viii) or (ix) of the Indenture solely with respect to a Significant Subsidiary of the Company) occurs, the principal of, premium, if any, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 6.08 of the Indenture have been paid.

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Holders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received written notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived.  Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders.  The Company must deliver to the Trustee an annual compliance certificate.

16.           Trustee Dealings with the Company.  The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17.           Authentication.  This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

18.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE.  REQUESTS MAY BE MADE TO:

Alexandria Real Estate Equities, Inc.
385 East Colorado Boulevard, Suite 299,
Pasadena, California 91101,
Attention: Corporate Secretary

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[FORM OF ASSIGNMENT]

I or we assign to
PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint                                                                        Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:

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CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):
(Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

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PURCHASE NOTICE

Certificate No. of Security:

If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Indenture, check the box: ☐

If you want to elect to have this Security purchased by the Company pursuant to Section 3.11 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 3.09 or 3.11 of the Indenture, as applicable, state the principal amount to be so purchased by the Company:

$
(in an integral multiple of $1,000)

Date:	Signature(s):
(Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

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SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature or Authorized Signatory of Trustee or Security Custodian

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EXHIBIT B

[FORM OF NOTATION OF GUARANTY]

GUARANTY

Alexandria Real Estate Equities, L.P. (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated the date hereof, among Alexandria Real Estate Equities, Inc. (the “Company”), the Guarantor and Wilmington Trust Company, as trustee (the “Indenture”)), has irrevocably and unconditionally guaranteed on a senior basis the due and punctual payment of the principal of and interest and Additional Interest, if any, on the 3.70% Convertible Senior Notes due 2027 of the Company, whether at maturity, by acceleration, call for redemption, upon a repurchase or otherwise.

The obligations of the Guarantor to the Holders of the Securities pursuant to this Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guaranty.

No past, present or future trustee, officer, employee or partner (direct or indirect) of the Guarantor (or any such successor entity), as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to the Securities and all demands whatsoever.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all principal of and interest and Additional Interest, if any, on the Securities and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the Securities, and, in the event of any transfer or assignment of rights by any Holder of the Securities or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

The obligations of the Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XIV OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

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IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:
ALEXANDRIA REAL ESTATE EQUITIES, L.P.
By: ARE-QRS Corp., its General Partner

By:
Name:
Title:

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